UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement.

On October 20, 2004, the Compensation Committee of the Board of Directors of Silicon Valley Bank, a California banking corporation and a wholly-owned subsidiary of Silicon Valley Bancshares (the “Company”), approved the Silicon Valley Bank Deferred Compensation Plan (the “Plan”).  The Plan will become effective on January 1, 2005.

Under the Plan, eligible employees of the Company may elect to defer up to 25% of their base salary and up to 100% of any bonus payment to which he or she is entitled, for a period of twelve consecutive months, beginning January 1 and ending December 31.  Executive officers and certain senior managers are eligible to participate in the Plan, and any amounts deferred under the Plan will be invested and administered by the Company (or such other person designated by the Company).

A copy of the Plan is filed herewith as Exhibit 10.29 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

10.29	Silicon Valley Bank Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 3, 2004	SILICON VALLEY BANCSHARES

		By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description

10.29	Silicon Valley Bank Deferred Compensation Plan